BLUE DOLPHIN ENERGY COMPANY

PRESS RELEASE

FOR IMMEDIATE RELEASE
February 27, 2012

BLUE DOLPHIN ENERGY COMPANY TO BEGIN TRADING
ON THE OTCQX TIER OF THE OTC MARKETS

Houston, February 27 / PR Newswire / -- Blue Dolphin Energy Company (the “Company”) today announced that the Company's common stock will begin trading on the OTCQX tier of the OTC Markets commencing on Tuesday, February 28, 2012. The Company has been advised that its shares will trade under its current symbol, "BDCO". Investors will be able to view real-time stock quotes for "BDCO" at http://www.otcmarkets.com.

On February 24, 2012, the Company received notification that the NASDAQ Hearings Panel has determined to delist the Company's common stock from The NASDAQ Stock Market, and will suspend trading in the shares effective at the open of business on Tuesday, February 28, 2012. In connection with the acquisition of Lazarus Energy, LLC from Lazarus Energy Holdings, LLC (the “Acquisition”), the NASDAQ staff determined that the Acquisition qualified as a “Business Combination” and that the Company would have to apply and be approved for initial listing on a post-Acquisition basis.  The Company has submitted a listing application to Staff for the initial listing of the Company’s common stock on a post-Acquisition basis and continues to work with the Staff and provide additional information for the listing application as requested.  The Company plans to continue to file with the Securities and Exchange Commission any and all reports as may be required under the Securities Exchange Act of 1934, as amended, following the delisting.

OTC Markets Group Inc. (OTCQX: OTCM) operates the world's largest OTC marketplace for equity securities. Our OTC Link trading system delivers price transparency in over 10,000 securities and enables direct interaction between broker-dealers that provide liquidity and execution services. We organize the marketplace by categorizing the wide spectrum of OTC-traded companies into three tiers: OTCQX - The Intelligent Marketplace for the Best OTC Companies; OTCQB - The Venture Marketplace; and OTC Pink - The Open Marketplace. Our information-driven platform makes it easy for investors to trade at the best price through the broker of their choice and empowers companies to build the best markets for their investors. To learn more about our Open, Transparent, and Connected marketplace, visit www.otcmarkets.com.

Blue Dolphin Energy Company (NASDAQ: BDCO) (OTCQX: BDCO) is engaged in the refining of petroleum products, as well as the gathering and transportation and the exploration and production of oil and natural gas. For additional company information, visit Blue Dolphin’s corporate website at http://www.blue-dolphin.com.

Contact:
Jonathan P. Carroll
President and Chief Executive Officer
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are “forward-looking” statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to, the expected quotation of the Company’s common stock on the OTCQX Marketplace and the timing thereof and the relisting of the Company’s common stock on the NASDAQ.  Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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